File No. 70-9453




SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM U-1

DECLARATION WITH RESPECT TO A GUARANTY BY
EASTERN EDISON COMPANY OF THE OBLIGATIONS OF
MONTAUP ELECTRIC COMPANY UNDER A
POWER PURCHASE AND SALE AGREEMENT

UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

EASTERN EDISON COMPANY
110 Mulberry Street, Brockton, Massachusetts 02403

 (Name of company filing this statement and address of its principal executive office)

EASTERN UTILITIES ASSOCIATES

(Name of top registered holding company parent of the declarant)

CLIFFORD J. HEBERT, JR., TREASURER
EASTERN UTILITIES ASSOCIATES
P.O. Box 2333, Boston, Massachusetts 02107

(Name and address of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

ARTHUR I. ANDERSON, P.C.
McDermott, Will & Emery
28 State Street
Boston, MA 02109


This Post-Effective Amendment No. 2 (the "Amendment") amends the Declaration on Form U-1, File No. 70-9453, filed with the Commission on February 16, 1999, as previously amended by Post-Effective Amendment No. 1 dated August 16, 1999, by adding the following sentence to Item 2:

        The additional fees and expenses of Eastern expected to be paid or incurred, directly or indirectly, in connection with the extension of the authorization requested by the Declarant in the aforementioned Post-Effective Amendment No. 1 will not exceed $1,000.


SIGNATURE

        Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned Declarant has duly caused this Amendment to be signed on its behalf by the undersigned duly authorized individual.


                                             EASTERN EDISON COMPANY
                                             By:    /s/ Clifford J. Hebert, Jr.
                                                        Clifford J. Hebert, Jr.
                                                        Treasurer

Date:  August 23, 1999